Exhibit 24.1

                                Power of Attorney





The federal state of Baden-Wurttemberg, represented by Mr. Walter Leibold, Ministerialdirigent of the Baden-Wurttemberg, Ministry of Finance, herewith grants power of attorney to



Mr. Gerhard Fink,

     business address: Landeskreditbank Baden-Wurttemberg - Forderbank, Friedrichstrasse 24, D-70174 Stuttgart, Germany

to

1. sign on behalf of the federal state of Baden-Wurttemberg the registration statement of the Landeskreditbank Baden-Wurttemberg - Forderbank relating to the initial issuance of global bonds

and

2. appoint Puglisi & Associates, 850 Library Avenue, Suite 204, P.O. Box 885, Newark, Delaware 19715, USA, as so-called "authorized representative" of the federal state of Baden-Wurttemberg relating to the registration of such global bonds with the U.S. Securities and Exchange Commission.



This power of attorney is governed by German law.



Stuttgart, January 11, 2005





             /s/ Walter Leibold
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                           Walter Leibold